ASSESSMENT OF COMPLIANCE WITH APPLICABLE SERVICING CRITERIA


     Treasury Bank, a division of Countrywide Bank, N.A. (the "Company") provides this platform-level assessment, for which the Company participated in servicing functions, as such term is described under Title 17, Section
229.1122 of the Code of Federal Regulations ("Item 1122 of Regulation AB"), of compliance in respect of the following Applicable Servicing Criteria specified in Item 1122(d) of Regulation AB promulgated by the Securities and Exchange Commission in regard to the following servicing platform for the following period:

     Platform: publicly-issued (i.e., registered with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended) residential mortgage-backed securities issued on or after January 1, 2006, by PHH Mortgage Capital LLC, for which the Company provides custodial operations of pool assets and related documents, collectively "Servicing Functions" and for which the related issuer has a fiscal year end of December 31, 2006. For purposes of this assessment, the publicly-issued residential mortgage-backed securities transactions included in the Company's servicing platform for the following period are described on the attached Schedule A.

     Period:  as of and for the year ended December 31, 2006.

Applicable Servicing Criteria: Regulation AB Items 1122(d)(4)(i)and 1122(d)(4)(ii). The Company has determined that no other servicing criteria are applicable to the activities it performs with respect to the Platform.

     With respect to the Platform and the Period, the Company provides the following assessment of compliance in respect of the Applicable Servicing
Criteria:

     1. The Company is responsible for assessing its compliance with the Applicable Servicing Criteria.
     2. The Company has assessed compliance with the Applicable Servicing Criteria.
     3. Other than as identified on Schedule B hereto, as of and for the Period, the Company was in material compliance with the Applicable Servicing Criteria.
     KPMG LLP, an independent registered public accounting firm, has issued an attestation report with respect to the Company's foregoing assessment of compliance.










                           TREASURY BANK, A DIVISION OF
                           COUNTRYWIDE BANK, N.A.


                           By:  /s/ Teresita Que
                                -----------------------------------------
                                Teresita Que

                           Its:  Executive Vice President


                           Dated: February 28, 2007

                           By:  /s/ Maria S. Garner
                                -----------------------------------------
                                Maria S. Garner

                           Its:  First Vice President


                           Dated: February 28, 2007










                                 Schedule A

List of Residential Mortgage-Backed Securities Defined by Management As
                         Constituting the Platform
      PHHMC Mortgage Pass-Through Certificates, Series 2006-1

      PHHMC Mortgage Pass-Through Certificates, Series 2006-2

      PHHMC Mortgage Pass-Through Certificates, Series 2006-3

      PHHMC Mortgage Pass-Through Certificates, Series 2006-4












                                 Schedule B

                    Material Instances of Noncompliance
As of and for the year ended December 31, 2006, the Company has identified the following material instances of noncompliance with respect to Regulation AB Item 1122(d)(4)(i) of the Applicable Servicing Criteria:

     With respect to document exception reports (each, an "Exception Report")described in related certifications that are required under the related transaction agreements to be delivered to Citibank, N.A., as trustee for the transactions included in the Platform, approximately 42.9% were delivered after the date required under the related transaction agreements.

Mitigating Factors and Remediation Efforts:
     1) Of the Exception Reports delivered after the required date, the Company delivered all but one within 24 hours after the required date delivered the remaining one within 29 days after the required date.
     2) None of the Exception Reports delivered after the required date related to the final report regarding collateral documents required by the related transaction agreements and no party was prejudiced in any material respect by any delay resulting from the instance of noncompliance.
     3) With respect to the transactions giving rise to the reported material instances of noncompliance, the Company was not a direct signatory to the related trust documents. Since the discovery of the reported material instances of noncompliance, the Company has improved its reporting tracking system to ensure uniformly timely delivery of certifications and exception reports.